EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-3 (SEC File Nos. 333-123401 and 333-115033) of Elixir Gaming Technologies, Inc. of our report dated September 27, 2006, related to the consolidated financial statements of Dolphin Advanced Technologies Pty Ltd as of and for the year ended June 30, 2005, appearing in this Current Report on Form 8-K/A of Elixir Gaming Technologies, Inc. dated November 21, 2007.

/s/ DTT Victoria

Melbourne, Australia

November 21, 2007

Deloitte Touche Tohmatsu